AGREEMENT

This Agreement is made and entered into as of this 6th day of May, 1998 between Brennan, Dyer & Company, LLC (the "Adviser") and Cardiovascular Laboratories, Inc., a Nevada corporation, (the "Company").

In consideration of the mutual promises made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     The Company hereby engages the Adviser on a non-exclusive basis for the term specified in Paragraph 2 hereof to render consulting advice to the Company as a financial and investment relations specialist relating to corporate and similar matters upon the terms and conditions set forth herein. During the term of this Agreement, the Adviser and the Company intend to evaluate the possibilities for additional engagements that may be embodied in one or more separate written agreements.

     Except as otherwise specified herein, this Agreement shall be effective for twelve (12) months from the date hereof unless it is terminated by either party upon one hundred twenty (120) days written notice received either by the Adviser or the Company.

     During the term of this Agreement, the Adviser shall provide the Company with such regular and customary consulting advice as is reasonably within the scope of the advisory services contemplated by this Agreement. It is understood and acknowledged by the parties that the value of the Adviser's advice is not readily quantifiable, and that the Adviser shall be obligated to render advice upon the request of the Company, in good faith and on a best efforts basis, but shall not be obligated to spend any specific amount of time in so doing. The Adviser's duties may include, but will not necessarily be limited to, providing recommendations to the Company concerning the following matters:

          Assisting the Company in raising investment funds for the Company

          Rendering advice and assistance to the Company generally in connection with investment opportunities, including possible mergers and acquisitions.

          Assisting the Company in promotion of the Company

          Assisting the Company in financial public relations.

     In the event the Company shall complete an acquisition of an entity presented to the Company by the Adviser, or the Company shall effect the sale of its capital stock to a third person or entity introduced to the Company by the Adviser, the Company shall pay the Adviser a fee based on the purchase price (the "Purchase price") for such entity, or the purchase price for the Company's capital stock, as the case may be, in accordance with the following formula:

          5% of the first $1 million of the Purchase Price
          (or portion thereof)

          4% of the 2nd $1 million of the Purchase Price
          (or portion thereof)

          3% of the 3rd $1 million of the Purchase Price
          (or portion thereof)

          2% of the 4th $1 million of the Purchase Price
          (or portion thereof)

          1% of the balance of the Purchase price


For the purposes of this Agreement, "Purchase Price" shall mean the value on the day of closing of stock, cash assets and all other property (real or personal) paid, exchanged or received, directly by the Company.

     The Company recognizes and confirms that for advising the Company and in fulfilling its engagement hereunder, the Adviser will use and rely on data, material and other information furnished to the Adviser by the Company. The Company acknowledges and agrees that in performing its services under this engagement, the Adviser may rely upon the data, material and other information supplied by the Company without independently verifying the accuracy, completeness or veracity of same. Accordingly, the Company expressly agrees that all data, material and other information furnished to the Adviser by the Company shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance under which they were made, not misleading.

     The Adviser shall perform its services hereunder as an independent contractor and not as an employee of the Company or an affiliate thereof. It is understood and agreed to by the parties hereto that the adviser shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner except as may agreed to expressly by the Company in writing from time to time.

     (a) This Agreement constitutes the entire Agreement and understanding of the parties hereto, and supercedes any and all previous agreements and understandings, whether oral or written, between the parties with respect to the matters set forth herein.

     (b) All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, sent by registered or certified mail, return receipt requested, postage prepaid, or by overnight mail service (e.g. Airborne Express) to the party at the address set forth below, or to such other address as either party may hereunder give notice of in accordance with the provisions hereof:

     If to the Company:

                        Cardiovascular Laboratories, Inc.
                        Suite 615
                        983 Old Eagle School Rd.
                        Wayne, PA 19087


     If to the Adviser:

                        Brennan Dyer & Company, LLC
                        735 Broad Street - Suite 800
                        Chattanooga, TN 37402


     (c) This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors, legal representatives and assigns.

     This Agreement may be executed in any number of counterparts, each of which together shall constitute one and the same original document.

     No provision of this Agreement may be amended, modified, or waived except in a writing signed by all of the parties hereto.


If the foregoing correctly sets forth the understanding between the Adviser and the Company with respect to the foregoing, please so indicate your agreement by signing in the place provided at which time this letter shall become a binding contract.


Accepted and Agreed:

Cardiovascular Laboratories, Inc.

By: /s/ Timothy W. Cunningham
    -----------------------------
    Timothy W. Cunningham


Brennan Dyer & Company, LLC

By: /s/ James H. Brennan, III
    -----------------------------
    James H. Brennan, III


By: /s/ Douglas A. Dyer
    -----------------------------
    Douglas A. Dyer